July 18, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:  AMERCO Definitive Proxy Statement

Ladies and Gentlemen:

     Pursuant to Rule 14a-6(b), promulgated pursuant to the Securities Exchange Act of 1934, as amended, I have attached for filing, on behalf of AMERCO, a Nevada corporation (the "Company"), the definitive Proxy Statement relating to the Company's 2001 Annual Meeting of Stockholders to be held on August 31, 2001. The Company intends to release definitive proxy materials to the Company's stockholders on or after July 20, 2001.

     If you have any questions, please contact me at (602) 263-6671 or Michael
M. Donahey at (602) 382-6381.


                         Sincerely,

                         AMERCO


                         /s/ Gary V. Klinefelter
                         Gary V. Klinefelter
                         Secretary and General Counsel

Enclosure

                   INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ______)

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                     AMERCO
                    ----------------------------------------
                 (Name of Registrant as Specified in Its Charter)


                    ----------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)
          (1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     6)   Amount previously paid:

     7)   Form, Schedule or Registration Statement No.:

     8)   Filing Party:

     9)   Date Filed:

                                     AMERCO


                         1325 AIRMOTIVE WAY, SUITE 100
                            RENO, NEVADA 89502-3239

                          NOTICE AND PROXY STATEMENT*
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 31, 2001


TO THE STOCKHOLDERS:

     The 2001 Annual Meeting of the Stockholders of AMERCO (the "Company") will be held at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502, on Friday, August 31, 2001, at 11:00 a.m. (local time) to (1) elect two Class III Directors to serve until the 2005 Annual Meeting of Stockholders; (2) take action on a stockholder proposal if the proposal is presented at the meeting; and (3) consider and act upon any other business that may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on July 2, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment(s) thereof.

     A copy of the Company's Annual Report for the year ended March 31, 2001 is enclosed, but is not deemed to be part of the official proxy soliciting materials.

     Subject to applicable law, if any other matters properly come before the meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment. The Company's management cordially invites you to attend the meeting. In fairness to all stockholders, and in the interest of an orderly meeting, we ask all stockholders attending the meeting to observe the annual meeting procedures attached hereto as Exhibit A.

                         By order of the Board of Directors,



                         /s/Gary V. Klinefelter
                         Gary V. Klinefelter
                         Secretary and General Counsel


STOCKHOLDERS ARE URGED TO SIGN, DATE, AND PROMPTLY MAIL
THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR
PROMPT RESPONSE WILL BE APPRECIATED.

*Approximate date of mailing to stockholders: July 20, 2001

                               AMERCO REGISTERED


                                PROXY STATEMENT
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 31, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of AMERCO, a Nevada corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders to be held on Friday, August 31, 2001 at 11:00 a.m. at the Airport Plaza Hotel, 1981 Terminal Way, Reno, Nevada 89502 (the"Meeting"), and at any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on July 2, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the close of business on the Record Date, the Company had outstanding 16,280,242 shares of its Common Stock, $0.25 par value, and 5,612,495 shares of its Series A Common Stock, $0.25 par value (collectively, the "Common Stock").

       One-third of the outstanding shares entitled to vote and to be represented in person or by proxy at the Meeting will constitute a quorum for the conduct of business. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Except as otherwise stated herein, provided a quorum is present, the affirmative vote of the holders of a majority of the shares entitled to vote on the matter is required to approve any matter.

     Each stockholder is entitled to one vote per share of Common Stock for the election of directors and on all other matters that may properly be brought before the Meeting. If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted, it is intended that it will be voted for the director nominees named herein and as an abstention with respect to the stockholder proposal. Any stockholder giving the enclosed form of proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary of the Company a document revoking the proxy or by submitting a proxy bearing a later date. The revocation of the proxy will not affect any vote taken prior to such revocation. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about July 20, 2001.

     The solicitation of all proxies will be made primarily by mail and the cost of such solicitation will be borne by the Company. The Company will reimburse fiduciaries, nominees, and others for their out-of-pocket expenses in for-warding proxy materials to beneficial owners. Proxies may be solicited by telephone, telegraph, facsimile transmission, and in person by employees of the Company.

     Subject to applicable law, if any other matters properly come before the Meeting, the person named in the enclosed proxy will vote thereon in accordance with his judgment.

                             ELECTION OF DIRECTORS



The Company's Board of Directors consists of eight directors. The Company's Articles of Incorporation provide for the division of the Board of Directors into four classes, designated Class I, Class II, Class III, and Class IV. Subject to applicable law, each class shall consist, as nearly as may be possible, of one-fourth of the total number of directors constituting the entire Board of Directors. The term of each directorship is four years and the terms of the four classes are staggered in a manner so that in most cases only one class is elected by the stockholders annually.

At the Meeting, two Class III directors will be elected to serve until the 2005 Annual Meeting of Stockholders. It is the intention of the individual named in the enclosed form of proxy to vote for the two nominees named below unless instructed to the contrary. However, if any nominee named herein becomes unavailable to serve at the time of election (which is not anticipated), and, as a consequence, other nominees are designated, the person named in the proxy or other substitutes shall have the discretion or authority to vote or refrain from voting in accordance with his judgment with respect to other nominees. The two Class III director nominees receiving the largest number of votes in favor of their election will be elected as Class III directors.

Directors are elected by a plurality of the shares represented at the meeting, in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. Votes may be cast FOR the nominees or WITHHELD. In addition, a stockholder may indicate that he or she is voting FOR the nominee except for any nominee(s) specified in writing on the proxy card. The two nominees who receive the greatest number of votes cast FOR the election of such nominees shall be elected as directors. As a result, any vote other than a vote FOR the nominee will have the practical effect of voting AGAINST the nominee. An abstention will have the same effect as voting WITHHELD for election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

           Management Nominees For Election As Class III Directors
                   (To serve until the 2005 Annual Meeting)

                                 John M. Dodds
                                James P. Shoen

JOHN M. DODDS, 64, has served as a Director of the Company since 1987 and Director of U-Haul International, Inc. ("U-Haul") since 1990. Mr. Dodds has been associated with the Company since 1963. He served in regional field operations until 1986 and served in national field operations until 1994. Mr. Dodds retired from the Company in 1994.

JAMES P. SHOEN, 41, has served as a director of the Company since 1986 and was Vice President of the Company from 1989 to November 2000. Mr. Shoen has been associated with the Company since 1976. He served from 1990 to November 2000 as Executive Vice President of U-Haul.

                        DIRECTORS CONTINUING IN OFFICE


                           Name                   Term Expires
                           ----                   ------------
Class IV . . . . . . . . . William E. Carty           2002
Class IV . . . . . . . . . Charles J. Bayer           2002
Class I . . . . . . . . . .John P. Brogan             2003
Class I . . . . . . . . . .James J. Grogan            2003
Class II . . . . . . . . . Edward J. Shoen            2004
Class II . . . . . . . . . Vacant                     2004

WILLIAM E. CARTY, 74, has served as a Director of the Company since 1987 and as a Director of U-Haul since 1986. He has been associated with the Company since 1946. He has served in various executive positions in all areas of the Company. Mr. Carty retired from the Company in 1987.

CHARLES J. BAYER, 61, has served as a Director of the Company since 1990 and has been associated with the Company since 1967. He has served in various executive positions and served as President of Amerco Real Estate Company until his retirement in October 2000.

JOHN P. BROGAN, 57, has served as a Director of the Company since August 1998 and has served as the Chairman of Muench-Kreuzer Candle Company since 1980. He has been involved with various companies including a seven year association with Alamo Rent-A-Car that ended in 1986. He is a member of the American Institute of Certified Public Accountants and served as Chairman of the Board of Trustees, College of the Holy Cross, from 1988 to 1996.

JAMES J. GROGAN, 47, has served as a Director of the Company since August 1998 and is the President of G.W. Holdings, a diversified investment company based in Scottsdale, Arizona. Prior to founding G.W. Holdings, throughout 1999 and 2000, he served as President and CEO of Sterling Financial Corporation, a Toronto Stock Exchange company focused on real estate investments. He was the Senior Executive Vice President of UDC Homes, a homebuilder, from 1996 to 1998 and was Managing Attorney for the Phoenix law firm of Gallagher & Kennedy from 1991 to 1996. He serves on the Board of Directors of several charitable organizations.

EDWARD J. SHOEN, 52, has served as a Director and Chairman of the Board of the Company since 1986, as President since 1987, as a Director of U-Haul since 1990, and as the President of U-Haul since 1991. Mr. Shoen has been associated with the Company since 1971.

              OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS


The full Board of Directors of the Company met four times during the fiscal year ended March 31, 2001. No director attended fewer than 75% of the meetings of the full Board of Directors and of the committees on which he served. The annual fee for all services as a director of the Company is $26,400, which is paid in equal monthly installments. The Board of Directors has appointed the following standing committees: Audit Committee, Compensation Committee and the Executive Finance Committee. The Company does not have a nominating committee. Listed below is a summary of the Company's three committees, and the membership of those committees during fiscal year 2001.

Audit Committee. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities as to financial reporting, audit functions and risk management. The Audit Committee monitors the financial information that will be provided to stockholders and others, the independence and performance of the Company's independent auditors and internal audit department and the systems of internal control established by management and the Board of Directors. The Audit Committee is comprised of John P. Brogan, James J. Grogan and John M. Dodds and met once during the fiscal year ended March 31, 2001. Messrs. Brogan, Grogan and Dodds are considered "independent" pursuant to the NASDAQ listing standards.

Executive Finance Committee. The Executive Finance Committee is authorized to act on behalf of the Board of Directors in approving any transaction involving the finances of the Company. It has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board of Directors. The Executive Finance Committee is comprised of Edward J. Shoen, John P. Brogan and Charles J. Bayer.

Compensation Committee. The Compensation Committee reviews the Company's executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company. It reviews and makes recommendations to the Board of Directors regarding management recommendations for changes in executive compensation. The Compensation Committee also monitors management plans and programs for the retention, motivation and development of senior management. The Compensation Committee met once during the fiscal year ending March 31, 2001. The Compensation Committee consists of Messrs. Brogan and Grogan, non-employee directors of the Company.

See "Security Ownership of Certain Beneficial Owners and Management" (pages 4-5) and "Certain Relationships and Related Transactions" (page 11) for additional information relating to the directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


To the best of the Company's knowledge, the following table lists, as of June 30, 2001, (1) the beneficial ownership of the Company's equity securities of each director and director nominee of the Company, of each executive officer named on page 9, and of all directors and executive officers of the Company as a group, (2) the beneficial ownership of Common Stock of those persons who beneficially own more than five percent (5%) of Common Stock; and (3) the beneficial ownership of each director and director nominee of the Company, of each executive officer named on page 9, and of all directors and executive officers of the Company as a group, of the percentage of net payments received by such persons during the 2001 fiscal year in respect of fleet-owner contracts issued by U-Haul.


Name and Address                            Shares of Common     Percentage of   Percentage of Net
of Beneficial Owner                         Stock Beneficially   Common Stock       Fleet Owner
                                                  Owned             Class        Contract Payments

Edward J. Shoen(1)     Chairman of the Board,     3,487,487(2)       15.9             .003
                       President and Director
                       2727 N. Central Ave.
                       Phoenix, AZ 85004

Mark V. Shoen(1)       President, U-Haul          3,356,463(2)       15.3             .001
                       Phoenix Operations
                       2727 N. Central Ave.
                       Phoenix, AZ 85004

James P. Shoen         Director and               2,232,315(2)       10.2             .008
                       Director Nominee
                       1325 Airmotive Way
                       Reno, NV 89502

Paul F. Shoen          P.O. Box 524               1,424,837(2)        6.5              N/A
                       Glenbrook, NV 89413

Sophia M. Shoen        5104 N. 32nd Street        1,388,668(2)        6.3              N/A
                       Phoenix, AZ 85018

The ESOP Trust(2)      2727 N. Central Ave.       2,609,376          11.9              N/A
                       Phoenix, AZ 85004

John M. Dodds          Director and Director         0                0                N/A
                       Nominee
                       2727 N. Central Ave.
                       Phoenix, AZ 85004

William E. Carty(1)    Director                      0                0                N/A
                       2727 N. Central Ave.
                       Phoenix, AZ 85004

Charles J. Bayer       Director                       2,164          **               .002
                       2727 N. Central Ave.
                       Phoenix, AZ 85004

John P. Brogan         Director                       6,000          **                N/A
                       2727 N. Central Ave.
                       Phoenix, AZ 85004

James J. Grogan        Director                         100          **                N/A
                       2727 N. Central Ave.
                       Phoenix, AZ 85004



Name and Address                            Shares of Common     Percentage of   Percentage of Net
of Beneficial Owner                         Stock Beneficially   Common Stock       Fleet Owner
                                                  Owned             Class        Contract Payments

Donald W. Murney       Treasurer of U-Haul            2,425          **                N/A
                       2727 N. Central Ave
                       Phoenix, AZ 85004

Gary B. Horton         Treasurer of AMERCO            2,499          **                N/A
                       Asst. Treasurer of U-Haul
                       1325 Airmotive Way
                       Reno, NV 89502

Officers and Directors as a group                 9,099,078          41.6             .014
(17 persons)(1)
** The percentage of the referenced class beneficially owned is less than one percent.

(1) Edward J. Shoen, Mark V. Shoen, and William E. Carty beneficially own 12,600 shares (0.2%), 7,700 shares (0.1%), and 6,000 shares (0.1%) of the Company's Series A 8 1/2% Preferred Stock, respectively. The executive officers and directors as a group beneficially own 27,872 shares (0.46%) of the Company's Series A 8 1/2% Preferred Stock.

(2) The complete name of the ESOP Trust is the ESOP Trust Fund for the AMERCO Employee Savings and Employee Stock Ownership Trust. The ESOP Trustee, which consists of three individuals without a past or present employment history or business relationship with the Company, is appointed by the Company's Board of Directors. Under the ESOP, each participant (or such participant's beneficiary) in the ESOP directs the ESOP Trustee with respect to the voting of all Common Stock allocated to the participant's account. All shares in the ESOP Trust not allocated to participants are voted by the ESOP Trustee. As of June 30, 2001, of the 2,609,376 shares of Common Stock held by the ESOP Trust, 1,670,548 shares were allocated to participants and 938,828 shares remained unallocated. The number of shares reported as beneficially owned by Edward J. Shoen, Mark V. Shoen, James P. Shoen, Paul F. Shoen, and Sophia M. Shoen include
Common Stock held directly by those individuals and 3,806, 3,532, 3,501, 779, and 196 shares of Common Stock, respectively, allocated by the ESOP Trust to those individuals. Those shares are also included in the number of shares held by the ESOP Trust.

To the best of the Company's knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder.

                            EXECUTIVE COMPENSATION


The following Summary Compensation Table shows the annual compensation paid to
(1) the Company's chief executive officer and (2) the four most highly compensated executive officers of the Company, other than the chief executive officer.

                          SUMMARY COMPENSATION TABLE


                                                 Annual Compensation
                                                 ---------------------------
                                                               All Other
                                             Salary   Bonus    Compensation
                                     Year    ($)(1)    ($)        ($)(2)
                                     ----    ------   -----       ------
Name and Principal Position
---------------------------
Edward J. Shoen                      2001    503,708     -        2,311
Chairman of the Board                2000    503,708     -        1,755
and President of AMERCO              1999    503,708     -        4,370
and U-Haul 2001

James P. Shoen                       2001    649,477     -        2,311
Director of                          2000    649,478     -        1,755
AMERCO                               1999    649,478     -        4,370

Mark V. Shoen                        2001    623,077     -        2,311
President of U-Haul                  2000    623,077     -        1,755
Phoenix Operations                   1999    623,077     -        4,370

Donald W. Murney                     2001    147,008  225,000     2,311
Treasurer of U-Haul                  2000    147,008  175,000     1,755
                                     1999    147,088  175,000     3,878

Gary B. Horton
Treasurer of AMERCO                  2001    233,655  110,000     2,311
and Assistant Treasurer              2000    234,539    3,000     1,755
of U-Haul                            1999    189,621     -        4,370
___________________
(1) Includes annual fees paid to Directors of the Company.
(2) Represents the value of Common Stock allocated under the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

                    BOARD REPORT ON EXECUTIVE COMPENSATION


While the Company has established a Compensation Committee, the entire Board of Directors reviewed and determined the amount of compensation paid to the Chairman of the Board and President for fiscal 2001. The determination was subjective and not subject to a specific criteria. Although the Board of Directors had primary authority with respect to compensation decisions for the Company's other executive officers during fiscal 2001, the Chairman of the Board and President has historically and continued to make these decisions with the counsel of individual Board members, subject to the ability of the full Board to revise or override these decisions. Executive compensation was set at levels designed to retain the Company's executive officers and was based on subjective factors such as his perception of each officer's performance and changes in functional responsibility.

      In addition to its involvement in executive compensation matters as described above, the Board of Directors deter-mines the amount, if any, of the Company's contribution pursuant to the AMERCO Employee Savings, Profit Sharing and Employee Stock Ownership Plan.

       The Company's stockholders approved a stock option plan at the 1992 Annual Meeting of Stockholders. As of June 30, 2001, no awards had been made under such plan.

               John P. Brogan                James J. Grogan

                            AUDIT COMMITTEE REPORT


The Audit Committee of the Board of Directors ("Audit Committee") is composed of three independent directors and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is included at Exhibit B.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

      Based on the Audit Committee's discussions with management and the independent accountants and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 31, 2001 filed with the Securities and Exchange Commission.

     John P. Brogan            James J. Grogan          John M. Dodds




                               PERFORMANCE GRAPH


          The following graph compares the cumulative total stockholder return to the Company's Common Stock for the period March 31, 1996 through March 31, 2001 with the cumulative total return on the Dow Jones Composite Average and the Dow Jones Transportation Average. The comparison assumes that $100 was invested on March 31, 1996 in the Company's Common Stock and in each of the comparison indices. The graph reflects the closing price of the Common Stock trading on Nasdaq on March 31, 1996, 1997, 1998, 1999, 2000 and 2001.



            1996      1997     1998     1999     2000     2001
AMERCO    100.00    105.15   126.80    88.66    75.77    87.63
DJCA      100.00    113.63   157.86   164.32   169.84   168.67
DJTA      100.00    109.58   166.21   153.29   128.40   128.77

                       EXECUTIVE OFFICERS OF THE COMPANY


The Company's Executive officers as of June 30, 2001, were:

Name                    Age    Office
----                    ---    ------
Edward J. Shoen         52     Chairman of the Board, President, and Director
Mark V. Shoen           50     President of U-Haul Phoenix Operations
James P. Shoen          41     Director
William E. Carty        74     Director
John M. Dodds           64     Director
Charles J. Bayer        61     Director
John P. Brogan          57     Director
James J. Grogan         47     Director
Gary B. Horton          57     Treasurer
Gary V. Klinefelter     53     Secretary and General Counsel
Rocky D. Wardrip        43     Assistant Treasurer
Donald W. Murney        41     Treasurer of U-Haul
John C. Taylor          43     Director of U-Haul
Mark A. Haydukovich     44     President of Oxford Life Insurance Company
Carlos Vizcarra         54     President of Amerco Real Estate Company
Richard M. Amoroso      42     President of Republic Western insurance Co.

     See "Election of Directors" on pages 2-4 above for information regarding Edward J. Shoen, William E. Carty, Charles J. Bayer, James P. Shoen, John M. Dodds, John P. Brogan and James J. Grogan.

     Mark V. Shoen has served as a Director of the Company from 1990 until February 1997. He has served as a Director of U-Haul from 1990 until November 1997 and as President, Phoenix Operations, from 1994 to present.

     Gary B. Horton has served as Treasurer of the Company since 1982 and serves as Assistant Treasurer of U-Haul. His previous positions include Treasurer of U-Haul. He has been associated with the Company since 1969.

       Gary V. Klinefelter, Secretary of the Company since 1988 and Secretary of U-Haul since 1990, is licensed as an attorney in Arizona and has served as General Counsel of the Company and U-Haul since June 1988.

     Rocky D. Wardrip, Assistant Treasurer of the Company since 1990, has been associated with the Company since 1978 in various capacities within accounting and treasury operations.

     Donald W. Murney, has been Treasurer of U-Haul since 1990.

     John C. Taylor, Director of U-Haul since 1990, has been associated with the Company since 1981. He is presently an Executive Vice President of U-Haul.

     Mark A. Haydukovich served as Vice President of Oxford Life Insurance Company from September 1980 until he was elected President in June 1997.

     Carlos Vizcarra has served as President of Amerco Real Estate Company since September 2000. He began his previous position as Vice President/Storage Product Group for U-Haul in 1988.

     Richard M. Amoroso has served as President of Republic Western Insurance Company since August 2000. He was Assistant General Counsel of U-Haul from 1993 until February 2000. He served as Assistant General Counsel of ON Semiconductor Corporation from February to August 2000.

     Edward J., Mark V., and James P. Shoen are brothers. William E. Carty is the uncle of Edward J. and Mark V. Shoen.

                             STOCKHOLDER PROPOSAL


     Paul Mauro, beneficial owner of 100 shares of Common Stock, whose address is 1143 Greenbrook Court, Forest, Virginia 24551, has notified the Company in writing that he intends to introduce at the Meeting the resolution which appears below. The Board of Directors disclaims any responsibility for the content of the proposal, which is reproduced exactly as received from the stockholder.

                      COMPENSATION OF CORPORATE OFFICERS


     Whereas senior officers of the corporation have a significant affect on the operations, controls, and earnings, of the corporation, and

     Whereas these same officers do benefit from superior performance of the corporation via salary increases, bonuses, and stock options, all three of these benefits collectively referred to herein as annual rewards and increases, and

     Whereas historically there is not evident a correlation in the annual rewards and increases for these senior officers with the earnings of the corporation. Rather, there seems somewhat random behavior exhibited by the corporation between corporate performance and annual rewards and increases for the officers, and

     Whereas while annual rewards and increases are most often given in recognition of improved performance they are not withheld or reduced to a corresponding degree in the face of inferior performance.

     Therefore, it is recommended that the Board of Directors investigate the implementation of an annual rewards and increases program for selected appropriate senior officers that is based on corporate performance. The program should address whether increases and decreases in salary, and lesser or greater bonuses and stock options, as a function of earnings of the corporation, would be implemented. Simply put, the stockholders would expect, after implementation of such a program, to see salary increases, bonuses and/or award of options in a year when earnings are positive and increased over the previous year, and salary decreases, and withheld bonuses or options when earnings are negative or have declined from previous years, should the board find such a program to be of merit.

     It is only prudent and sound business practice, to link officer rewards with corporate performance. When the performance is good these individuals should be rewarded, but in a manner commensurate with the performance improvement. By the same token, when performance is lagging, rewards should be withheld from these individuals, or the rewards reduced commensurate with the shortfall in performance. Lower level employees of all corporations are subject to salary adjustment based on corporate performance in the sense that they may be laid off if performance lags, or they may fail to receive an increase in salary if the performance is sub par. This proposal would merely implement a parallel strategy for senior officers."

THE BOARD OF DIRECTORS HAS NOT TAKEN A POSITION REGARDING THE ADVISABILITY OF THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER OR, IN THE ABSENCE OF ANY SPECIFICATION, AS AN ABSTENTION.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     During fiscal 2001, U-Haul purchased $3,460,000 of printing from Form Builders, Inc. Mark V. Shoen, his daughter and Edward J. Shoen's sons are major stockholders of Form Builders, Inc.

     During fiscal 2001, U-Haul sold $10,510,000 of remanufactured engines and small automotive parts and purchased $53,671,000 of automotive parts and tools from Equipment Universe. James P. Shoen's minority ownership interest in Equipment Universe ended December 2000.

     During fiscal 2001, U-Haul purchased $1,089,821 of rebuilt torque converters and other related transmission parts from Automatic Machine Works ("AMW"). James P. Shoen's mother has a major ownership interest in AMW. U-Haul ceased purchasing from AMW during December 2000.

     During fiscal 2001, a subsidiary of the Company held various senior and junior notes of SAC Holdings Corporation and its subsidiaries ("SAC Holdings"). The voting common stock of SAC Holdings is held by Mark V. Shoen, a major stockholder and officer of the Company. The Company's subsidiary received interest payments of $27,592,000 from SAC Holdings during fiscal 2001. The notes receivable balance outstanding at March 31, 2001 was, in the aggregate, $251,021,000. The notes have interest rates ranging from 8.0% to 13.0%. The largest aggregate amount outstanding during the fiscal year ended March 31, 2001 was $338,954,000.

     The Company currently manages the properties owned by SAC Holdings pursuant to a management agreement, under which the Company receives a management fee equal to 6% of the gross receipts from the properties. The Company received management fees of $6,243,000 during fiscal 2001. The management fee is consistent with the fees received by the Company for other properties managed by the Company.

     Management believes that the foregoing transactions were consummated on terms equivalent to those that prevail in arm's-length transactions.

                    RELATIONSHIP WITH INDEPENDENT AUDITORS


     The principal independent accounting firm utilized by the Company during the fiscal year ended March 31, 2001 was PricewaterhouseCoopers LLP ("PwC"), independent certified public accountants. It is contemplated that PwC will be retained as the principal accounting firm to be utilized by the Company for the fiscal year ended March 31, 2002. Representatives of PwC will not be present at the Meeting.

     Audit Fees. PwC billed the Company an aggregate of $420,000 for professional services rendered for the audit of the Company's financial statements for the fiscal year ended March 31, 2001 and its reviews of the Company's financial statements included in the Company's Forms 10-Q during fiscal 2001.

     Financial Information Systems Design and Implementation Fees. During the year ended March 31, 2001, PwC provided no services and therefore billed no fees to the Company in connection with financial information systems design and implementation.

     All Other Fees. During the year ended March 31, 2001, PwC billed the Company an aggregate of $18,400 for services rendered primarily in connection with a Form S-3 debt securities filing and various lease agreements. The Audit Committee has determined that the provision of services by PwC described in the preceding paragraphs are compatible with maintaining PwC's independence as the Company's principal accountant.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of owner-ship of, and transactions in, the Company's securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received by it, the Company believes that during fiscal 2001, all Section 16(a) filing requirements applicable to its directors, officers and 10% stockholders were complied with.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


     For inclusion in the proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders, a proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the Securities and Exchange Commission and received by the Secretary of AMERCO, c/o U-Haul International, Inc., 2721 North Central Avenue, Phoenix, Arizona 85004, on or before March 22, 2002. Proposals to be presented at the 2002 Annual Meeting of Stockholders that are not intended for inclusion in the proxy statement and form of proxy must be submitted in accordance with the applicable provisions of the Company's By-Laws, a copy of which is available upon written request, delivered to the Secretary of AMERCO at the address in the preceding sentence. The Company suggests that proponents submit their proposals to the Secretary of AMERCO by Certified Mail-Return Receipt Requested.

                                 OTHER MATTERS


     A copy of the Company's Annual Report for the fiscal year ended March 31, 2001 is enclosed with this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation material.

THE COMPANY WILL PROVIDE TO EACH STOCKHOLDER OF RECORD ON THE RECORD DATE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2001, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATE-MENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED
TO: MAN-AGER, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

                                   EXHIBIT A

                  AMERCO 2001 ANNUAL MEETING OF STOCKHOLDERS

                                AUGUST 31, 2001


                                 Reno, Nevada

                              MEETING PROCEDURES

     In fairness to all stockholders attending the 2001 Annual Meeting, and in the interest of an orderly meeting, we ask you to honor the following:

A. Admission to the meeting is limited to stockholders of record or their proxies. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. The meeting will not be open to the public. The media will not be given access to the meeting through the proxy process.

B. Cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

C. After calling the meeting to order, the Chairman will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the teller. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. (Bylaws, Article II, Section 9)

D. The Chairman of the meeting has absolute authority to determine the order of business to be conducted at the meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the meeting (including any informal, or question-and-answer, portions thereof). (Bylaws, Article II, Section 9)

E. When an item is before the meeting for consideration, questions and comments are to be confined to that item only.

F. Pursuant to Article II, Section 5 of the Company's Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted. Pursuant to the Company's Bylaws, in order to be properly brought before the meeting, such business must have either been (1) specified in the written notice of the meeting given to stockholders on the record date for such meeting by or at the direction of the Board of Directors, (2) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

     (a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary no later than March 31, 2001.

     (b)   Such notice must have set forth:

          (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

          (ii) the name and address of the person proposing to bring such business before the meeting,


          (iii) the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

          (iv) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission ("SEC") pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, or any successor thereto (the "Exchange Act"), and the written consent of each such nominee to serve if elected,

          (v) any material interest of such stockholder in the specified business,

          (vi) whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

          (vii) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

     No business shall be brought before any meeting of the Company's stockholders otherwise than as provided in this Section. The Chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

G. At the appropriate time, any stockholder who wishes to address the meeting should do so only upon being recognized by the Chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

H. A person otherwise entitled to attend the meeting will cease to be so entitled if, in the judgment of the Chairman of the meeting, such person engages thereat in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group. (Bylaws, Article II, Section 6)

I. If there are any questions remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary's desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after the meeting.

J. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

K.    It is requested that common courtesy be observed at all times.
Our objective is to encourage open communication and the free expression of ideas, and to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation will be sincerely appreciated.

                                   EXHIBIT B

                        CHARTER OF THE AUDIT COMMITTEE


                              BOARD OF DIRECTORS

                                    AMERCO

 . Overseeing that management has maintained the reliability and integrity of the accounting polices and financial reporting and disclosure practices of the company;

 . Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company, and;

 . Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

       The Audit Committee has the following specific powers and duties:

 . Holding such regular meetings as may be necessary and such special meetings as may be called by any member of the Audit Committee or at the request of the independent accountants;

 . Creating an agenda for the ensuing year;

 . Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

 . Conferring with the independent accountants and the internal auditors concerning the scope of their examinations of the books and records of the company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the committee may deem desirable;

 . Reviewing with management, the independent accountants and internal auditors significant risks and exposures, audit activities and significant audit findings, and;

 . Reviewing the range and cost of audit and non-audit services performed by the independent accountants.

APPENDIX

                                    PROXY

                                    AMERCO

                              ANNUAL MEETING DATE:

                                August 31, 2001

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

     John M. Dodds is hereby appointed proxy, with full power of substitution, to vote all shares of stock which I am (we are) entitled to vote at the AMERCO 2001 Annual Meeting of Stockholders, and at any adjournment thereof.

1.   Election of Directors:

[ ] For all Nominees listed below except as marked to the contrary below

[ ] Withhold Authority to vote for all Nominees listed below

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike line through the nominee's name below.)

CLASS III (term expires 2005) John M. Dodds, James P. Shoen

2.   Stockholder Proposal on pages 12-13 of the Proxy Statement:

[ ] Approve

[ ] Disapprove

[ ] Abstain

     This proxy, when properly executed, will be voted as specified above. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, AS AN ABSTENTION WITH RESPECT TO THE STOCKHOLDER PROPOSAL, AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE DISCRETION OF THE APPOINTED PROXY. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


Signature(s)                         Dated
             -----------------------       -----------------

     Please sign exactly as your name appears. Joint owners should both sign. Fiduciaries, attorneys, corporate officers, etc., should state their capacities.